UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

GENEREX BIOTECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

As previously reported on the Current Report on Form 8-K of Generex Biotechnology Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2004 (the “November Current Report”), the Company closed a private placement with four accredited investors, Cranshire Capital, L.P., Omicron Master Trust, Iroquois Capital, L.P. and Smithfield Fiduciary, LLC (the “Investors”) on November 12, 2004, pursuant to which the Company issued 6% Secured Convertible Debentures (the “Debentures”) and Warrants to the Investors for an aggregate purchase price of $4,000,000. In connection with the issuance of the Debentures and Warrants, the Company granted an Additional Investment Right to each Investor. A brief description of the terms of the Debentures, Warrants and Additional Investment Rights is set forth under the caption “Financial Condition, Liquidity and Resources” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 14, 2005. In connection with the foregoing private placement, the Company and the Investors entered into a Securities Purchase Agreement and a Registration Rights Agreement, both of which are discussed in and filed as exhibits to the November Current Report.

On June 16, 2005, the Company and each of the Investors entered into Amendment No. 1 to Securities Purchase Agreement and Registration Rights Agreement (the “Amendment”), pursuant to which the Investors agreed to exercise of 50% of their Additional Investment Rights in the aggregate amount of $2,000,000 (the “AIR Exercise”). In consideration for the AIR Exercise, the Company agreed:

•
to issue the Investors Debentures in the aggregate amount of $2,000,000 (the “AIR Debentures”) and to reduce the conversion of the AIR Debentures from $0.82 as originally agreed to $0.60; but such reduction in the conversion price of the AIR Debentures will not trigger any anti-dilution adjustments to the existing Debentures and Warrants;

•	to issue the Investors Warrants to purchase an aggregate of 2,439,024 shares of the Company’s common stock at the exercise price of $0.82 per share (the “AIR Warrants”);

•
to grant each Investor a further Additional Investment Right (each an “Additional AIR” and collectively, the “Additional AIRs”), pursuant to which each Investor will have the right to purchase detachable units consisting of (a) additional AIR Debentures in principal amount equal to the principal amount of AIR Debentures issuable to each Investor upon the AIR Exercise with a conversion price of $0.82 (the “Additional AIR Debentures”) and (b) additional AIR Warrants entitling the holder thereof to purchase a number of shares of the Company’s common stock equal to 100% of the shares of common stock issuable upon the conversion in full at a $0.82 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) of the AIR Debentures contemplated in clause (a) above, at an exercise price equal to the “AIR Warrant Exercise Price” (as such term is defined in the Additional Investment Rights) (the “Additional AIR Warrants”).

Under the terms of the Amendment, the Company also agreed to provide registration rights with respect to the securities issuable upon conversion/exercise of the AIR Debentures, the Additional AIR Debentures and the Additional AIR Warrants consistent with the Investors’ existing registration rights under the Registration Rights Agreement.

The AIR Debentures will have a term of fifteen months and amortize over thirteen months in thirteen equal monthly installments beginning on the first day of the third month following their issuance. Interest on the principal amount outstanding will accrue at a rate of 6% per annum. The Company may pay principal and accrued interest in cash or, at its option, in shares of common stock. If the Company elects to pay principal and interest in shares of its common stock, the value of each share of common stock will be equal to the lesser of (i) $0.60 and (ii) ninety percent (90%) of the average of the twenty trading day volume weighted average price for the common stock for the twenty trading day period immediately preceding the date of payment. At the option of the holder of each AIR Debenture, the principal amount outstanding under each AIR Debenture will be initially convertible at any time after the closing of the Amendment into shares of the Company’s common stock at a conversion price of $0.60.

Upon the occurrence of an “Event of Default,” including a default in payment of principal or interest (including late fees) which is not cured within three trading days, the full principal amount of each AIR Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration will become, at the holder’s election, due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the “Mandatory Prepayment Amount.” The Mandatory Prepayment Amount for any AIR Debentures shall equal the sum of (i) the greater of: (A) 130% of the principal amount of AIR Debentures to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of AIR Debentures to be prepaid, plus all other accrued and unpaid interest thereof, divided by the conversion price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the daily volume weighted average price of the common stock on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such AIR Debentures. The interest rate on the AIR Debentures will accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, beginning five days after the occurrence of any Event of Default that results in the acceleration of the AIR Debentures. A late fee of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, will accrue on a daily basis on all overdue accrued and unpaid interest under the AIR Debentures from the due date to the date of payment.

The AIR Warrants will be initially exercisable into an aggregate of 2,439,024 shares of the Company’s common stock, and the initial exercise price of each AIR Warrant will be equal to $0.82. The conversion price of the AIR Debentures and the exercise price of the AIR Warrants will be subject to an anti-dilution adjustment upon the issuance by the Company of securities at a price per share less than the then conversion price or exercise price, as applicable.

Each Investor may exercise its Additional AIR at any time after the 181st day after closing and on or prior to the earlier of (i) the close of business on the one-year anniversary after the registration statement for the shares of common stock underlying the AIR Debentures and AIR Warrants has gone effective and (ii) the two year anniversary of the closing of this transaction.

In addition, in connection with the transactions contemplated by the Amendment, the Company will issue to a placement agent (i) 170,732 shares of common stock in lieu of a cash fee equal to 7% of the gross proceeds received by the Company and (ii) warrants exercisable into approximately 60,000 shares of common stock at the same exercise price as the AIR Warrants.

As the Company obtained shareholder approval at its April 5, 2005 annual meeting for the issuance of up to an aggregate of 10,000,000 shares of common stock or securities convertible into common stock for a price of not less than 70% of the market price at the time of issuance and for aggregate consideration not to exceed $50,000,000, in excess of the number of shares that NASDAQ’s Rules 4350(i)(1)(c) and (D) permit the Company to issue without prior stockholder approval, no further stockholder approval is necessary in connection with the transactions contemplated by the Amendment.

The Company undertook the offer and sale of the AIR Debentures, AIR Warrants and Additional AIRs in reliance upon Rule 506 of Regulation D and Section 18(b)(4)(D) of the Securities Act of 1933, as amended.

A copy of the press release issued by the Company announcing the signing of the Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

THE ABOVE DESCRIPTION OF, AMONG OTHER THINGS, THE TERMS OF THE AMENDMENT, THE AIR DEBENTURES, THE AIR WARRANTS AND THE ADDITIONAL AIRS IS QUALIFIED IN ITS ENTIRETY BY THE AMENDMENT, WHICH IS INCORPORATED BY REFERENCE HEREIN. THE COMPANY IS FILING THE AMENDMENT AS EXHIBIT 4.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

4.1
Amendment No. 1 to Securities Purchase Agreement and Registration Rights Agreement entered into by and between Generex Biotechnology Corporation and the Purchasers listed on the signature pages thereto

99.1	Press Release issued by Generex Biotechnology Corporation on June 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: June 16, 2005	By:	/s/ Rose C. Perri
Chief Operating Officer and
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amendment No. 1 to Securities Purchase Agreement and Registration Rights Agreement entered into by and between Generex Biotechnology Corporation and the Purchasers listed on the signature pages thereto

99.1	Press Release issued by Generex Biotechnology Corporation on June 16, 2005